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                                                                      EXHIBIT 12

              NATIONAL MEDICAL ENTERPRISES, INC. AND SUBSIDIARIES
        STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
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                                                 PRO FORMA                       AS REPORTED FOR THE
                                             SIX MONTHS ENDED       PRO FORMA      SIX MONTHS ENDED
                                          -----------------------   YEAR ENDED       NOVEMBER 30,
                                           NOVEMBER     NOVEMBER     MAY 31,     --------------------
                                           30, 1994     30, 1993       1994         1994       1993
                                          ----------   ----------   ----------   ----------   -------
EARNINGS FROM
 CONTINUING OPERATIONS
Income before income taxes..............   $180,746     $149,408     $ 377,501    $183,246    $193,908
Less:
  Equity in earnings of unconsolidated
   affiliates...........................     12,362       14,707        24,300      12,462     14,707
Add:
  Cash dividends received...............        894          178           178         894        178
  Portion of rents representative
   of interest..........................     21,726       18,921        40,528      13,014     16,582
  Interest, net of capitalized
   portion..............................    165,806      167,859       324,437      35,006     37,759
  Amortization of previously capitalized
   interest.............................      1,939        1,892         3,784       1,939      1,892
                                          ----------   ----------   ----------   ----------   -------
Earnings, as adjusted...................   $358,749     $323,551     $ 722,128    $221,637    $235,612
                                          ----------   ----------   ----------   ----------   -------
                                          ----------   ----------   ----------   ----------   -------
FIXED CHARGES:
Interest, net of capitalized portion....   $165,806     $167,859     $ 324,437    $ 35,006    $37,759
Capitalized interest....................      3,725        2,776         7,249       2,225      1,676
Portion of rents representative
 of interest............................     21,726       18,921        40,528      13,014     16,582
                                          ----------   ----------   ----------   ----------   -------
    Total fixed charges.................   $191,257     $189,556     $ 372,214    $ 50,245    $56,017
                                          ----------   ----------   ----------   ----------   -------
                                          ----------   ----------   ----------   ----------   -------
RATIO OF EARNINGS TO
 FIXED CHARGES..........................        1.9x         1.7x          1.9x        4.4x       4.2x

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                                              AS REPORTED FOR THE YEARS ENDED MAY 31,
                                          ------------------------------------------------
                                            1994      1993      1992      1991      1990
                                          --------  --------  --------  --------  --------
EARNINGS FROM
 CONTINUING OPERATIONS
Income before income taxes..............  $359,901  $418,644  $359,199  $245,142  $200,486
Less:
  Equity in earnings of unconsolidated
   affiliates...........................    23,846    12,489     6,673     5,338     2,902
Add:
  Cash dividends received...............       178
  Portion of rents representative
   of interest..........................    30,728    35,822    35,477    31,803    38,257
  Interest, net of capitalized
   portion..............................    70,037    75,343    89,376   123,852   130,882
  Amortization of previously capitalized
   interest.............................     3,784     3,595     3,368     2,967     2,538
                                          --------  --------  --------  --------  --------
Earnings, as adjusted...................  $440,782  $520,915  $480,747  $398,426  $369,261
                                          --------  --------  --------  --------  --------
                                          --------  --------  --------  --------  --------
FIXED CHARGES:
Interest, net of capitalized portion....  $ 70,037  $ 75,343  $ 89,376  $123,852  $130,882
Capitalized interest....................     3,749     9,028    11,021    16,890    19,492
Portion of rents representative
 of interest............................    30,728    35,822    35,477    31,803    38,257
                                          --------  --------  --------  --------  --------
    Total fixed charges.................  $104,514  $120,193  $135,874  $172,545  $188,631
                                          --------  --------  --------  --------  --------
                                          --------  --------  --------  --------  --------
RATIO OF EARNINGS TO
 FIXED CHARGES..........................       4.2x      4.3x      3.5x      2.3x      2.0x
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